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                                                                   EXHIBIT 3.21

                               The Companies Act, 1943

                                  -----------------

                              COMPANY LIMITED BY SHARES

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                              MEMORANDUM OF ASSOCIATION

                                          of

                                 PLESSEY DIAC LIMITED

                                  -----------------

l.     The Name of the Company is "DIAC (AIRCRAFT) LIMITED".

2.     The Registered Office of the Company will be situated in England.

3.     The Objects for which the Company is established are:

       (A) To carry on all or any of the businesses of Designers, Manufacturers, Fitters, and Repairers of and Dealers in Components, Parts, Engines, Machinery, and other accessors, supplies, and apparatus of every description used or required in connection with Prototype and experimental Aircraft, Aircraft of all types, Aeronautical Experts in all branches of the Aircraft Industry, Aeronautical, Electrical, Motor, Consulting, Mechanical and General Engineers, Engineering Contractors and Designers, Electricians, Tool Makers, Metal Workers, Machinists, Wood Workers, Wireworkers, Galvanisers, and Painters, Proprietors of Aerodromes, Hangars, Landing Places, Piers, Jetties, Repairing and Petrol Filling Stations, Garages, Boat Houses, Factories and Works, and to promote, assist, and encourage by investigation, experiment, and all other means whatsoever, aircraft construction in all its branches.

       (B) To manufacture, buy, sell, let on hire, repair, alter, adapt, and deal in all kinds of engines, plant, machinery tools, implements, apparatus, accessories, storage articles, substances, materials, produce and things capable of being used in connection with the foregoing businesses or any of them or solely to be required by customers of or persons having dealings with the Company.

       (C) To carry on any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with

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              the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

       (D) To purchase or by any other means acquire any freehold, leasehold, or other property for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, rolling stock, vehicles, plant, live and dead stock, barges, vessels, or things, and any real or personal property or rights whatsoever which may be necessary for, or may be conveniently used with, or may enhance the value of any other property of the Company.

       (E) To build, construct, maintain, alter, enlarge, pull down, and remove or replace any buildings, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, walls, fences, banks, dams, sluices, or watercourses and to clear sites for the same or to join with any person, firm, or company in doing any of the things aforesaid, and to work, manage, and control the same or join with others in so doing.

       (F) To apply for, register, purchase, or by other means acquire and protect, prolong, and renew, whether in the United Kingdom, or elsewhere, any patents, patent rights, brevets d'invention, licences, trade marks, designs, protections, and concessions which may appear likely to be advantageous or useful to the Company, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions, or rights which the Company may acquire or propose to acquire.

       (G) To acquire and undertake the whole or any part of the business, goodwill, and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for cooperation, or for limiting competition or for mutual assistance with any such person, firm, or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any Shares, Debentures, Debenture Stock, or securities that may be agreed upon, and to hold and retain, or sell mortgage, and deal with any shares, debentures, debenture stock, or securities so received.

       (H) To improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in

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              respect of, or otherwise deal with all or any part of the property and rights of the Company.

       (I) To invest and deal with the moneys of the Company not immediately required in such shares or upon such securities and in such manner as may from time to time be determined.

       (J) To lend and advance money or give credit to such persons, firms, or companies and on such terms as may seem expedient, and in particular to customers of and others having dealings with the Company, and to give guarantees or become security for any such persons, firms, or companies.

       (K) To borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of Debentures or Debenture Stock (perpetual or otherwise), and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled Capital and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

       (L) To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

       (M) To apply for, promote, and obtain any Act of Parliament, Provisional Order, or Licence of the Board of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

       (N) To enter into any arrangements with any Governments or authorities supreme, municipal, local, or otherwise, or any companies, firms, or persons that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such Government, authority, company, firm, or person any charters, contracts, decrees, rights, privileges, and concessions which the Company may think desirable, and to carry out, exercise, and comply with any such charters, contracts, decrees, rights, privileges, and concessions.

       (O) To subscribe for, take, purchase, or otherwise acquire and hold shares or other interests in or securities of any other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as directly or indirectly to benefit this Company.

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       (P)    To act as agents or brokers and as trustees for any person, firm, or company, and to undertake and perform sub-contracts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others.

       (Q) To remunerate any person, firm, or company rendering services to this Company, either by cash payment or by the allotment to him or them of Shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

       (R) To pay all or any expenses incurred in connection with the promotion, formation, and incorporation of the Company, or to contract with any person, firm, or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any Shares, Debentures, Debenture Stock, or securities of this Company.

       (S) To support and subscribe to any charitable or public object, and any institution, society, or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business, to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, and to the wives, widows, children, and other relatives and dependents of such persons; to make payments towards insurance; and to set up, establish, support, and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children, and other relatives and dependents.

       (T) To promote any other company for the purpose of acquiring the whole or any part of the business or property and undertaking any of the liabilities of this Company, or of undertaking any business or operations which may appear likely to assist or benefit this Company or to enhance the value of any property or business of this Company, and to place or guarantee the placing of, underwrite, subscribe to, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

       (U) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

       (V) To distribute among the Members of the Company in kind any property of the Company, and in particular any shares, debentures, or securities of other

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              companies belonging to this Company or of which this Company may have the power of disposing.

       (W) To procure the Company to be registered or recognised in any Dominion or Dependency and in any Foreign Country or place.

       (X) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

It is hereby expressly declared that each Sub-Clause of this Clause shall be construed independently of the other Sub-Clauses hereof, and that none of the objects mentioned in any Sub-Clause shall be deemed to be merely subsidiary to the objects mentioned in any other Sub-Clause.

4.     The Liability of the Members is Limited.

5. The Share Capital of the Company is One Thousand Pounds, divided into One Thousand Shares of One Pound each.

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WE, the several persons whose Names, Addresses, and Descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association; and we respectively agree to take the number of Shares in the Capital of the Company set opposite our respective names.

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NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS        No. of Shares taken
                                                        by each Subscriber
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WILFRED THOMPSON NEWTON                                 One
105 Kingswood Road
Bromley, Kent,

Engineer
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KURT WHITBY                                             One
30 Fitzjames Avenue
Croydon, Surrey

Timber Merchant
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                                   TOTAL SHARES TAKEN   Two
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

       Dated the 1st day of July, 1955.


       WITNESS to the above Signatures:

              DEREK D. WILLIAMSON

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